KB HOME,
Company,
THE GUARANTORS PARTY HERETO,
Guarantors,
and
U.S. BANK NATIONAL ASSOCIATION,
As successor Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of November 9, 2006
5-3/4% Senior Notes due 2014
6-3/8% Senior Notes due 2011
5-7/8% Senior Notes due 2015
6-1/4% Senior Notes due 2015
7-1/4% Senior Notes due 2018

     THIS FOURTH SUPPLEMENTAL INDENTURE is dated as of November 9, 2006 (this “Fourth Supplemental Indenture”), between KB HOME, a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture), and U.S. BANK NATIONAL ASSOCIATION (successor in interest to SUNTRUST BANK), a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”). Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture (defined below).
RECITALS:
     WHEREAS, the Company, the Guarantors and the Trustee are parties to the Indenture dated as of January 28, 2004 (the “Original Indenture”), amended and supplemented by a First Supplemental Indenture dated as of January 28, 2004 (the “First Supplemental Indenture”), a Second Supplemental Indenture dated as of June 30, 2004 (the “Second Supplemental Indenture”), and a Third Supplemental Indenture dated as of May 1, 2006 (the “Third Supplemental Indenture”; the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture, is hereinafter called the “Indenture”, which term shall include the terms and provisions of each series of Securities (as defined in the Original Indenture) established from time to time pursuant to Section 301 of the Original Indenture), providing for the issuance by the Company from time to time of its Securities;
     WHEREAS, pursuant to Articles Two and Three of the Original Indenture, the Company has established (i) by the First Supplemental Indenture, the form and terms of a series of the Company’s Securities designated the “5-3/4% Senior Notes due 2014” (the “5-3/4% Notes”), (ii) by the Second Supplemental Indenture, the form and terms of a series of the Company’s Securities designated the “6-3/8% Senior Notes due 2011” (the “6-3/8% Notes”), (iii) by an Officers’ Certificate and Guarantors’ Officers’ Certificate, dated as of December 15, 2004, the form and terms of a series of the Company’s Securities designated the “5-7/8% Senior Notes due 2015” (the “5-7/8% Notes”), (iv) by Officers’ Certificates and Guarantors’ Officers’ Certificates, dated as of June 2, 2005 and June 27, 2005, the form and terms of a series of the Company’s Securities designated the “6-1/4% Senior Notes due 2015” (the “6-1/4% Notes”), and (v) by an Officers’ Certificate and Guarantors’ Officers’ Certificate, dated as of April 3, 2006, the form and terms of a series of the Company’s Securities designated the “7-1/4% Senior Notes due 2018” (the “7-1/4% Notes,” and together with the 5-3/4% Notes, the 6-3/8% Notes, the 5-7/8% Notes and the 6-1/4% Notes, the “Senior Notes”);
     WHEREAS, the Holders (as defined in the Original Indenture) of not less than a majority in the aggregate principal amount of the 5-3/4% Notes, the 6-3/8% Notes, the 5-7/8% Notes, the 6-1/4% Notes and the 7-1/4% Notes, (“the Consenting Senior Notes”) have consented to the amendment of the Indenture to suspend through and including February 23, 2007 the occurrence of any default or Event of Default, and the consequences thereof, under Section 501(4) or Section 501(5) of the Indenture caused by (i) the matters described in Part III of the Company’s Form 12b-25 filed with the Commission on October 10, 2006, (ii) matters reasonably related thereto or (iii) matters incidental thereto that are collectively not material to the Company;

     WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture pursuant to Sections 902 and 903 of the Original Indenture; and
     WHEREAS, all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Fourth Supplemental Indenture have been duly authorized in all respects by the Company and each of the Guarantors.
     NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders of the Consenting Senior Notes , as follows:
     SECTION 1. Amendment of Section 501(4). Section 501(4) of the Indenture shall be amended, by adding the following proviso to the end of such Section, prior to the last word, “or”:
“provided, however, that, with respect to the Consenting Senior Notes, through and including February 23, 2007, there shall be no default or Event of Default under this Section 501(4) as a result of any default by the Company or any Guarantor in the performance of, or breach of, any covenant or warranty of the Company or such Guarantor in this Indenture or any Security of any series of Consenting Senior Notes caused by (i) the matters described in Part III of the Company’s Form 12b-25 filed with the Commission on October 10, 2006, (ii) matters reasonably related thereto or (iii) matters incidental thereto that are collectively not material to the Company;”
     SECTION 2. Amendment of Section 501(5). Section 501(5) of the Indenture shall be amended, by adding the following proviso to the end of such Section:
“ provided, however, that, with respect to the Consenting Senior Notes, through and including February 23, 2007, there shall be no default or Event of Default under this Section 501(5) as a result of a default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Significant Subsidiary if such default is caused by (i) the matters described in Part III of the Company’s Form 12b-25 filed with the Commission on October 10, 2006, (ii) matters reasonably related thereto or (iii) matters incidental thereto that are collectively are not material to the Company; or”
     SECTION 3. Governing Law; Fourth Supplemental Indenture. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State. The terms and conditions of this Fourth Supplemental Indenture shall be, and be deemed to be, part of the terms and conditions of the Indenture for any and all purposes. Other than as amended and supplemented by this Fourth Supplemental Indenture, the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the

Second Supplemental Indenture and the Third Supplemental Indenture, is in all respects ratified and confirmed.
     SECTION 4. Acceptance by Trustee. Subject to Section 7 hereof, the Trustee hereby accepts this Fourth Supplemental Indenture and agrees to perform the same upon the terms and conditions set forth in the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture.
     SECTION 5. Counterparts. This Fourth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.
     SECTION 6. Headings. The headings of this Fourth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.
     SECTION 7. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility and shall have no liability for the correctness thereof. The Trustee shall not be responsible or liable in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture, except as to its validity with respect to the Trustee.
     SECTION 8. Separability. In case any one or more of the provisions contained in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.
     SECTION 9. Conflict With Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such provision shall control.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed, all as of the day and year first above written.

“Company”:	KB HOME
	By:	/S/ KELLY M. ALLRED
		Name:	Kelly M. Allred
		Title:	Vice President, Treasury

[SEAL]
Attest:

/S/ TONY RICHELIEU
Name: Tony Richelieu
Title: Assistant Secretary

“Existing Guarantors”:	KB HOME PHOENIX INC., an Arizona corporation
	By:	/S/ KELLY M. ALLRED
		Name:	Kelly M. Allred
		Title:	Vice President and Treasurer

[SEAL]
Attest:

/S/ TONY RICHELIEU
Name: Tony Richelieu
Title: Secretary

KB HOME COASTAL INC., a California corporation
By:	/S/ KELLY M. ALLRED
	Name:	Kelly M. Allred
	Title:	Vice President and Treasurer

[SEAL]
Attest:

/S/ TONY RICHELIEU
Name: Tony Richelieu
Title: Secretary

KB HOME SACRAMENTO INC., a California corporation
By:	/S/ KELLY M. ALLRED
	Name:	Kelly M. Allred
	Title:	Vice President and Treasurer

[SEAL]
Attest:

/S/ TONY RICHELIEU
Name: Tony Richelieu
Title: Secretary

KB HOME SOUTH BAY INC., a California corporation
By:	/S/ KELLY M. ALLRED
	Name:	Kelly M. Allred
	Title:	Vice President and Treasurer

[SEAL]
Attest:

/S/ TONY RICHELIEU
Name: Tony Richelieu
Title: Secretary

KB HOME GREATER LOS ANGELES INC., a California corporation
By:	/S/ KELLY M. ALLRED
	Name:	Kelly M. Allred
	Title:	Vice President and Treasurer

[SEAL]
Attest:

/S/ TONY RICHELIEU
Name: Tony Richelieu
Title: Secretary

KB HOME COLORADO INC., a Colorado corporation
By:	/S/ KELLY M. ALLRED
	Name:	Kelly M. Allred
	Title:	Vice President and Treasurer

[SEAL]
Attest:

/S/ TONY RICHELIEU
Name: Tony Richelieu
Title: Secretary

KB HOME NEVADA INC., a Nevada corporation
By:	/S/ KELLY M. ALLRED
	Name:	Kelly M. Allred
	Title:	Vice President and Treasurer

[SEAL]
Attest:

/S/ TONY RICHELIEU
Name: Tony Richelieu
Title: Secretary

KB HOME LONE STAR LP, a Texas limited partnership
By:	KBSA, INC., a Texas corporation,
Its general partner

By:	/S/ KELLY M. ALLRED
	Name:	Kelly M. Allred
	Title:	Vice President and Treasurer

[SEAL]
Attest:

/S/ TONY RICHELIEU
Name: Tony Richelieu
Title: Secretary

KB HOME ORLANDO LLC, a Delaware limited liability company
By:	KB HOME FLORIDA LLC, a Delaware
limited liability company,
Its sole member

By:	/S/ KELLY M. ALLRED
	Name:	Kelly M. Allred
	Title:	Vice President and Treasurer

[SEAL]
Attest:

/S/ TONY RICHELIEU
Name: Tony Richelieu
Title: Secretary

“Trustee”:	U.S. BANK NATIONAL ASSOCIATION, as successor Trustee
	By:	/S/ MURIEL SHAW
		Name:	Muriel Shaw
		Title:	Assistant Vice President

Attest:

/S/ JACK ELLERIN
Name: Jack Ellerin
Title: Vice President